Exhibit 99.1

Engility Reports First Quarter 2014 Results

•	First quarter revenue of $339 million and GAAP diluted EPS of $0.50

•	Adjusted operating margin of 6.8% and adjusted diluted EPS of $0.60

•	DRC integration proceeding ahead of plan

•	Reiterates fiscal year 2014 revenue, EPS and cash flow guidance

CHANTILLY, VA - May 12, 2014, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results

Total revenue for the first quarter of 2014 was $339 million and operating income was $20 million. Adjusted operating income for the first quarter was $23 million. Operating margin for the first quarter of 2014 was 5.8% and adjusted operating margin for the same period was 6.8%. Net income attributable to Engility was $9 million, or $0.50 per diluted share. Adjusted net income was $11 million, or $0.60 per diluted share. Our adjusted net income and adjusted operating margin excludes $1 million of additional amortization of intangible asset expenses and $2 million of estimated integration costs associated with our acquisition of Dynamics Research Corporation (DRC). Information about our use of non-GAAP financial information is provided below under “Non-GAAP Measures”. Results from the first quarter of 2014 include two months of financial results from DRC as the acquisition closed on January 31, 2014.

“Our first quarter results were in-line with our top and bottom line targets. We continue to execute against our plan and our continuing focus on profitability is enabling us to achieve solid bottom line results,” said Tony Smeraglinolo, President and CEO of Engility. “We also are very pleased with the early progress and success we are having with our recent DRC acquisition. The strong collaboration between our two teams has enabled us to accelerate our strategic planning process, leverage our joint capabilities to pursue new business opportunities and find cost savings across our entire organization. DRC has been a great strategic acquisition for us as it adds scale, capabilities and new customers to our business.”

“Although award activity remains slow throughout the industry by historical standards, we are encouraged by the size of our pipeline and the substantial increase in our proposal activity over the past couple months, which we expect to result in increased award activity during the second-half of 2014. As we look forward, we are confident about our business and long-term potential. We have a very strong set of contract vehicles, a broad portfolio of capabilities directed at enduring markets, and the right business model to succeed in today’s budget constrained government services market. We will continue to focus on what we can control to ensure our customers’ success, increase market share and deliver long-term value to our shareholders.”

Key Performance Indicators

•	Funded backlog at the end of the 2014 first quarter was $582 million.

•	Contract funded orders in the first quarter of 2014 were $205 million, representing a book-to-bill ratio of 0.6.

•
Days sales outstanding (DSO) at the end of the 2014 first quarter, net of advanced payments and pro forma to include three months of revenue from DRC, was 77 days. Our acquisition of DRC closed on January 31, 2014.

•	Cash flow from operations was $12 million for the first quarter of 2014.

Significant First Quarter 2014 Awards and Other Highlights

•
Awarded a prime position on a $2.5 billion indefinite-delivery/indefinite quantity (IDIQ) contract to provide specialized technical consulting to local partners working to advance peace and democracy in priority countries that are in transition. This contract was awarded by the U.S. Agency for International Development (USAID) and its Office of Transition Initiatives (OTI).

•
Awarded a five-year $40 million single award IDIQ contract to support modifications of electronic warfare (EW) weapons systems for several of U.S. Navy and Australian aircraft. This contract also includes support for unmanned air systems, flight simulators and training systems, as well as advanced electronic attack derivatives and initiatives. The contract was awarded by the Naval Air Warfare Center, Weapons Division, in China Lake, California.

•
Awarded a prime position on a $24.9 million IDIQ contract for engineering and technical support at the Naval Surface Warfare Center Indian Head Explosive Ordnance Disposal (EOD) Technology Division. Under this new, three-year, cost-plus-fixed-fee contract, we will support engineering, systems engineering and technical analysis, and the development of programs and technologies that will assist the EOD war fighter mission.

•
Awarded an $11 million contract to provide a range of operational and technical support services to the U.S. Air Force Air Combat Command 432d Wing, Creech AFB, NV Remotely Piloted Aircraft (RPA) systems. Under this contract, we will provide mission planning, network administration, information assurance, and security management support for worldwide real-world operations, training missions and simulations for the RQ-170 Sentinel, an unmanned aerial vehicle with Low Observable Airborne Intelligence, Surveillance and Reconnaissance (ISR) technologies.

•
Completed the acquisition of DRC. DRC adds scale to our business, and expands our addressable markets, customer base and capabilities. It also further diversifies our portfolio away from in-theater efforts to more high-end services in areas such as high performance computing, healthcare IT and financial and regulatory reform. In addition, it is expected to be accretive to our 2014 earnings and significantly accretive to 2015 earnings and beyond.

2014 Outlook

We are reiterating the fiscal year 2014 financial guidance we issued on March 13, 2014 based on our first quarter 2014 financial results and our outlook for the remainder of 2014. The table below summarizes our fiscal year 2014 guidance.

2014 Fiscal Year Outlook
Revenue	$1.45 billion - $1.55 billion
Adjusted Diluted EPS (1) (2)	$2.70 - $3.20
GAAP Diluted EPS (1)	$2.24 - $2.70
Operating cash flow	$95 million - $105 million
(1) 2014 GAAP and adjusted diluted EPS guidance assumes weighted-average outstanding shares of approximately 18.4 million and a full year effective tax rate of 39.0%. It also includes eleven months of DRC’s expected financial results as the acquisition closed on January 31, 2014.

(2) Our adjusted diluted EPS guidance excludes an estimated $6.2 million, or $0.20 per share, of additional amortization of intangible asset expenses, and approximately $8.0 to $9.0 million, or $0.27 to $0.30 per share, of estimated integration costs associated with the DRC acquisition.

Non-GAAP Measures

The tables under “Engility Holdings, Inc. Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Diluted EPS Guidance, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of transaction and integration costs and amortization expenses related to our acquisition of DRC. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on May 12, 2014, to discuss the financial results for our first quarter of 2014.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes our 2014 first quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (866) 515-2907 (domestic) or (617) 399-5121 (international) and entering pass code 29628071.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through May 19, 2014 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 32485216.

ABOUT ENGILITY

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, and more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,	March 29,
	2014	2013	Change
Revenue	$338,824	$361,675	$(22,851)
Costs and expenses
Cost of revenue	292,389	315,491	(23,102)
Selling, general and administrative expenses	26,750	16,297	10,453
Total costs and expenses	319,139	331,788	(12,649)
Operating income	19,685	29,887	(10,202)
Interest expense, net	3,057	5,784	(2,727)
Other income, net	—	29	(29)
Income before income taxes	16,628	24,132	(7,504)
Provision for income taxes	6,811	9,353	(2,542)
Net income	9,817	14,779	(4,962)
Less: Net income attributable to non-controlling interest	946	1,001	(55)
Net income attributable to Engility	$8,871	$13,778	$(4,907)

Net income per share attributable to Engility
Basic	$0.52	$0.82	$(0.30)
Diluted	$0.50	$0.79	$(0.29)

Weighted average number of shares outstanding
Basic	16,993	16,781
Diluted	17,894	17,382

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	March 31,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$11,218	$29,003
Receivables, net	328,520	286,272
Other current assets	30,335	25,892
Total current assets	370,073	341,167
Property, plant and equipment, net	20,421	11,895
Goodwill	642,683	477,604
Identifiable intangible assets, net	135,102	92,205
Other assets	10,852	7,183
Total assets	$1,179,131	$930,054
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$13,750	$10,000
Accounts payable, trade	45,873	28,286
Accrued employment costs	64,430	49,582
Accrued expenses	66,429	63,843
Advance payments and billings in excess of costs incurred	21,500	19,087
Deferred income taxes, current and income taxes payable	9,226	10,693
Other current liabilities	17,380	17,928
Total current liabilities	238,588	199,419
Long-term debt	366,313	187,500
Income tax payable	78,527	77,494
Other liabilities	43,388	22,487
Total liabilities	726,816	486,900

Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of March 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,531 shares issued and outstanding as of March 31, 2014 and 17,238 shares issued and outstanding as of December 31, 2013	175	172
Additional paid in capital	762,945	761,119
Accumulated deficit	(322,040)	(330,911)
Non-controlling interest	11,235	12,774
Total equity	452,315	443,154
Total liabilities and equity	$1,179,131	$930,054

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,	March 29,
	2014	2013
Operating activities:
Net income	$9,817	$14,779
Share-based compensation	2,727	2,622
Depreciation and amortization	4,643	3,393
Amortization of bank debt fees	405	891
Deferred income taxes	2,195	3,783
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	1,224	(12,811)
Other assets	(2,416)	358
Accounts payable, trade	1,928	6,760
Accrued employment costs	(2,048)	1,268
Accrued expenses	(4,656)	(2,966)
Advance payments and billings in excess of costs incurred	2,104	(3,563)
Other liabilities	(4,241)	(1,753)
Net cash provided by operating activities	11,682	12,761
Investing activities:
Acquisitions, net of cash	(207,250)	—
Capital expenditures	(286)	(190)
Net cash used in investing activities	(207,536)	(190)
Financing activities:
Gross borrowings from issuance of long-term debt	75,000	—
Repayment of long-term debt	(3,438)	—
Gross borrowings from revolving credit facility	190,500	—
Repayments of revolving credit facility	(79,500)	—
Debt issuance costs	(1,106)	—
Proceeds from share-based payment arrangements	93	164
Payment of employee withholding taxes on share-based compensation	(2,353)	(1,028)
Excess tax deduction on share-based compensation	1,368	—
Distributions to non-controlling interest member	(2,495)	—
Net cash provided by (used in) financing activities	178,069	(864)
Net change in cash and cash equivalents	(17,785)	11,707
Cash and cash equivalents, beginning of period	29,003	27,021
Cash and cash equivalents, end of period	$11,218	$38,728

ENGILITY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES
The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.
Adjusted Operating Income and Adjusted Operating Margin
(dollars in thousands)

	Three Months Ended
	March 31, 2014	March 29, 2013
Operating income	$19,685	$29,887

Adjustments
Acquisition and integration-related expenses excluding amortization	2,143	—
Year-one acquisition-related amortization	1,122	—

Adjusted operating income	$22,950	$29,887

Operating margin	5.8%	8.3%
Adjusted operating margin	6.8%	8.3%

ENGILITY HOLDINGS, INC.
Adjusted Earnings Per Share
(in thousands except per share data)

	Three Months Ended
	March 31, 2014	March 29, 2013
Adjusted operating income	$22,950	$29,887

Other items
Interest expense, net	3,057	5,784
Other income (expense), net	—	29
Adjusted income before income tax	19,893	24,132

Provision for income taxes (1)	8,148	9,353
Adjusted net income	11,745	14,779

Net income attributable to non-controlling interest	946	1,001
Adjusted net income attributable to Engility	$10,799	$13,778

Adjusted diluted earnings per share attributable to Engility	$0.60	$0.79

GAAP Net income attributable to Engility	$8,871	$13,778

GAAP diluted earnings per share attributable to Engility	$0.50	$0.79

Diluted weighted average number of shares outstanding	17,894	17,382

(1) Current quarter tax provision is calculated at the current quarter tax rate.

ENGILITY HOLDINGS, INC.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three Months Ended
	March 31, 2014	March 29, 2013
Net income	$9,817	$14,779

Interest, taxes, and depreciation and amortization
Interest expense	3,057	5,784
Provision for income taxes	6,811	9,353
Depreciation and amortization	4,643	3,393
EBITDA	$24,328	$33,309

Adjustments to EBITDA
Acquisition and integration-related expenses excluding amortization	2,143	—

Adjusted EBITDA	$26,471	$33,309

EBITDA Margin	7.2%	9.2%
Adjusted EBITDA Margin	7.8%	9.2%